Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

BELLATORA, INC.

(Exact Name of the Registrant as Specified in its Charter)

Colorado	47-1981170
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2030 POWERS FERRY ROAD SE, SUITE #212, ATLANTA, GA 30339

(Address of Principal Executive Offices and Zip Code)

404-816-8240

(Registrant's Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Act:

Common Stock, Par Value $0.00001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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ITEM 1: DESCRIPTION OF BUSINESS

Our Company

Bellatora, Inc., a Colorado corporation, (“Bellatora”, “we”, “us,” or “our”) is a publicly quoted shell company seeking to create value for its shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of our common stock.

No potential merger candidate has been identified at this time.

We do not propose to restrict our search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management's best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of its lack of resources and our inability to provide a prospective business opportunity with significant capital.

Reports to Security Holders

Upon effectiveness of this Registration Statement, we will be subject to the reporting requirements of Section 12(g) of the Exchange Act, and as such, we intend to file all required disclosures.

You may read and copy any materials we file with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Jumpstart Our Business Startups Act

We qualify as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we did not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of December 31, 2020, our last fiscal year.

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We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,000,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable to generally reporting companies. These provisions include:

•	A requirement to have only two years of audited financial statement and only two years of related Management Discussion and Analysis Disclosures:

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Securities and Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

We have already taken advantage of these reduced reporting burdens in this registration statement, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.

Our History

Bellatora, Inc. (f/k/a Petroleum Analytics International, Inc. and f/k/a Oracle Nutraceuticals Company) is a Colorado corporation which conducts business from its headquarters in Las Vegas, Nevada. The Company sold two sizes of electronic cigars, commonly referred to as ecigars.

On April 13, 2014, Oncology Med, Inc., a Delaware corporation, converted to a Colorado corporation under the name Herbal Financial Solutions, Inc. On November 12, 2014, the Company filed an amendment to its Articles of Incorporation, whereby it changed its name to Oracle Nutraceuticals Company. On December 29, 2014, the Company changed its name to Oncology Med, Inc.

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On January 5, 2015, the company entered into a merger transaction with ONCO Merger Sub, Inc., a then newly formed Colorado corporation, whereby the successor company (ONCO Merger Sub, Inc.) changed its name to Oncology Med, Inc. On January 5, 2015, the company effected a share exchange with a newly-established corporation, named Oracle Nutraceuticals Company, whereby, Oracle Nutraceuticals issued 100 shares of its common stock in exchange for all of the issued and outstanding shares of Oncology Med, Inc., a Colorado corporation. This transaction became effective pursuant to a reorganization under the applicable provisions of Section 368(a), et seq., of the IRS Code of 1986, as amended. As the result of the reorganization, the public, trading company, formerly known as Oncology Med, Inc., a Delaware corporation and, subsequently, a Colorado corporation, became a wholly owned subsidiary of Oracle Nutraceuticals Company, and Oracle Nutraceuticals Company is deemed the successor entity which is now the reporting and publicly trading entity. Oncology Med, Inc was dissolved in 2015.

On September 30, 2014, Bellatora, LLC was established in Nevada. On February 22, 2016, Bellatora was acquired by Petroleum Analytics International, Inc. The transaction has been accounted for as a reverse acquisition, as owners and management of Bellatora, LLC have voting and operating control of the Company following completion of the Reverse Acquisition. In 2016 The State of Nevada revoked the LLC, and thereafter all transactions were conducted under Bellatora, Inc.

On June 18, 2021, Atom Miller resigned as President, CEO, CFO and a Director of the Company. Additionally, Erik Nelson was appointed President of the Company and a member of the Board of Directors of the Company on June 18, 2021. He is currently the sole officer and director of the Company.

The Company’s fiscal year ending is December 31.

Revenue

We have not recorded revenues through the date of this filing and we do not anticipate recognizing any revenues in the immediate future.

General Business Plan

Our business plan to seek a merger has many uncertainties which pose risks to investors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because of our lack of financial resources. We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. All of these activities have risk to investors including dilution and management.

We expect that the selection of a business opportunity will be complex. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

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The analysis of new business opportunities will be undertaken by, or under the supervision of, our Board of Directors. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our director, professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Acquisition Interest

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another company or entity. We may also acquire stock or assets of an existing business. Upon consummation of a transaction, it is probable that our present management and stockholders will no longer be in control of us. In addition, our sole director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders, or sell his stock in us. Any such sale will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon an exemption from registration under applicable federal and state securities laws. In some circumstances, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after it has successfully consummated a merger or acquisition and is no longer considered an inactive company.

The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future. There is no assurance that such a trading market will develop.

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While the actual terms of a transaction cannot be predicted, it is expected that the parties to any business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the business transaction in a so-called “tax-free” reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owner of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our stockholders would retain less than 20% of the issued and outstanding shares of the surviving entity. This would result in significant dilution in the equity of our stockholders.

As part of our investigation, we expect to meet personally with management and key personnel, visit and inspect material facilities, obtain an independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of both parties, and the management of the opportunity.

With respect to any merger or acquisition, and depending upon, among other things, the target company’s assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with assets and expectations of growth. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written business agreements. Although the terms of such agreements cannot be predicted, generally we anticipate that such agreements will (i) require specific representations and warranties by all of the parties; (ii) specify certain events of default; (iii) detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing; (iv) outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants; (v) set forth remedies on defaults; and (vi) include miscellaneous other terms.

As stated above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance within the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by that business to be acquired, the definitive closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the definitive closing documents will also contain a provision providing for reimbursement for our costs associated with the proposed transaction.

Competition

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

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Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the 1934 Act, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the 1940 Act. In such event, we would be required to register as an investment company and incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3a-2 of the 1940 Act.

Intellectual Property

We own no intellectual property.

Employees

We presently have no full time executive, operational or clerical staff.

Mr. Erik Nelson was appointed as President of the Company and appointed as a member of the Board of Directors of the Company on June 18, 2021. He is currently the sole officer and director and devotes approximately 10 hours per week to Bellatora, Inc.

Factors Effecting Future Performance

Rather than an operating business, our goal is to obtain debt and/or equity finance meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders.

Although there is no assurance that this series of events will be successfully completed, we believe we can successfully complete an acquisition or merger which will enable us to continue as a going concern. Any acquisition or merger will most likely be dilutive to our existing stockholders.

The factors affecting our future performance are listed and explained below under the section “Risk Factors” below:

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ITEM 1A: RISK FACTORS

We need to find financing for our business idea which is uncertain and risky.

Our plan of operation is to obtain debt or equity finance to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that any of the events can be successfully completed, that any such business will be identified or that any stockholder will realize any return on their shares after such a transaction has been completed. In particular, there is no assurance that any such business will be located or that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

You should be aware that there are various risks associated with our business, including the risks discussed below. You should carefully consider these risk factors, as well as the other information contained in this Registration Statement, in evaluating our business and us.

Rather than our previous operating business, our business is now to seek to raise the debt and/or equity to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed or that any stockholder will realize any return on their shares after the new business plan has been implemented.

RISKS RELATED TO OUR COMPANY

WE HAVE INCURRED SIGNIFICANT LOSSES AND ANTICIPATE FUTURE LOSSES

As of June 30, 2022, we had an accumulated deficit of $876,591 and negative working capital of $75,905

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the period ended December 31, 2021, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

OUR EXISTING FINANCIAL RESOURCES ARE INSUFFICIENT TO MEET OUR ONGOING OPERATING EXPENSES

We have no sources of income at this time and no existing cash balances to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed.

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WE INTEND TO PURSUE THE ACQUISITION OF AN OPERATING BUSINESS

Our sole strategy is to acquire an operating business. Successful implementation of this strategy depends on our ability to identify a suitable acquisition candidate, acquire such company on acceptable terms and integrate its operations. In pursuing acquisition opportunities, we compete with other companies with similar strategies. Competition for acquisition targets may result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions involve a number of other risks, including risks of acquiring undisclosed or undesired liabilities, acquired in-process technology, stock compensation expense, diversion of management attention, potential disputes with the seller of one or more acquired entities and possible failure to retain key acquired personnel. Any acquired entity or assets may not perform relative to our expectations. Our ability to meet these challenges has not been established.

SCARCITY OF, AND COMPETITION FOR, BUSINESS OPPORTUNITIES AND COMBINATIONS

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

WE HAVE NOT EXECUTED ANY FORMAL AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION AND HAVE ESTABLISHED NO STANDARDS FOR BUSINESS COMBINATIONS

We have not executed any formal arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation. There is no assurance we will be able to negotiate a business combination on terms favorable, if at all. We have not established a specific length of operating history or specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

WE MAY BE NEGATIVELY AFFECTED BY ADVERSE GENERAL ECONOMIC CONDITIONS

Current conditions in domestic and global economies are extremely uncertain. Adverse changes may occur as a result of softening global economies, wavering consumer confidence caused by the threat of terrorism and war, and other factors capable of affecting economic conditions. Such changes could have a material adverse effect on our business, financial condition, and results of operations.

BECAUSE OUR PRINCIPAL SHAREHOLDER CONTROLS OUR ACTIVITIES, HE MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO HIMSELF AND NOT TO OTHER SHAREHOLDERS WHICH COULD CAUSE US NOT TO TAKE ACTIONS THAT OUTSIDE INVESTORS MIGHT VIEW FAVORABLY

Our principal shareholder has voting authority for approximately seventy-one percent (71%) of our outstanding common stock. As a result, he effectively controls all matters requiring stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

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OUR DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between our sole director and us. Our sole Director has other business interests to which he devotes his attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us. See “Directors and Executive Officers” (page __ below), and "Conflicts of Interest." (page __ below).

WE MAY DEPEND UPON OUTSIDE ADVISORS; WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

WE ARE NOT A REPORTING COMPANY AT THIS TIME, BUT WILL BECOME ONE DUE TO THE FILING OF THIS FORM 10-12G

Upon the successful filing of this Form 10-12G, we will be subject to the reporting requirements under the Securities and Exchange Act of 1934. As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. We intend to provide our shareholders with quarterly unaudited reports and annual reports containing financial information prepared in accordance with generally accepted accounting principles audited by independent certified public accountants and intend to register under the Securities Exchange Act, Section12(g). There can be no assurance that we shall be able to file this Form 10–12G successfully or that we shall become a reporting company.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)2(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt into the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

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WE MAY NOT BE ABLE TO MEET THE FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SEC WHICH MAY RESULT IN A DECLINE IN THE PRICE OF OUR COMMON SHARES AND AN INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company’s financial statements may have to also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. We may be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year-end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, our independent registered public accounting firm may be required to file its attestation on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

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We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

WE HAVE A MATERIAL WEAKNESS IN OUR CONTROLS AND PROCEDURES

We have conducted an evaluation of our internal control over financial reporting based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations for the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not sufficient as of December 31, 2020 for the reasons discussed below:

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control.

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A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of December 31, 2020:

•	The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise and an adequate supervisory review structure that is commensurate with our financial reporting requirements.

•	Material Weakness – Inadequate segregation of duties.

The management of the Company believes that these material weaknesses will remain until such time that the Company has the resources to increase the number of personnel committed to the performance of its financial duties that such weaknesses can be specifically addressed. This will include, but not limited to, the following:

•	Hiring of additional personnel to adequately segregate financial reporting duties.

•	The retention of outside consultants to review our controls and procedures.

RISKS RELATED TO OUR SECURITIES

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION AND DILUTION TO STOCKHOLDERS

Our primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in us issuing securities to stockholders of such private company. The issuance of previously authorized and unissued shares of our common stock would result in reduction in percentage of shares owned by present and prospective stockholders and may result in a change in control or management. In addition, any merger or acquisition can be expected to have a significant dilutive effect on the percentage of the shares held our stockholders.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY HAVE AN EFFECT ON THE TRADABILITY OF OUR SECURITIES.

Our securities are currently thinly traded on the Over the Counter with a designation of Caveat Emptor – No Information. Our shares are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000).

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For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks.” Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The shares of our common stock may be thinly traded on the Pink Sheets, meaning that the number of persons interested in purchasing our shares of common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price.

OUR STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

We cannot give you any assurance that a broader or more active public trading market for our shares of common stock will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares of common stock at or near ask prices or at all if you need money or otherwise desire to liquidate your shares of common stock of our Company.

WE HAVE HAD A “CAVEAT EMPTOR” DESIGNATION FOR OUR COMMON STOCK ON THE OTC MARKETS WEBSITE FOR SOME TIME NOW, AND THIS DESIGNATION CREATES A SIGNIFICANT IMPEDIMENT TO ANY INVESTOR OR SHAREHOLDER WHO MAY TRY TO BUY, SELL AND TRADE OUR STOCK.

OTC Markets has designated our stock as “Caveat Emptor” (i.e. buyer beware) which means that few if any stockbrokers will handle buy or sell orders or allow the trading of the stock, by investors or shareholders due to the designation. OTC Markets Group has discontinued the public display of quotes for our securities due to the Caveat Emptor designation. The Company is unable to determine when or if the designation will be removed by OTC Markets.  What this means is that if one owns the stock, while the “Caveat Emptor” designation remains, it may be almost impossible to sell the shares, resulting in no liquidity, and it may be impossible for buyers to buy, as the brokerage firms will not execute orders for penny stocks with “Caveat Emptor” designations.  Our stock will essentially have no liquidity while the designator exists.

OTC MARKETS CURRENTLY DISPLAYS A CAVEAT EMPTOR DESIGNATION

OTC Markets Group designates certain securities as “Pink Limited Information” and places a STOP Sign icon next to the stock symbol to inform investors that there may be reason to exercise additional caution and perform thorough due diligence before making an investment decision in that security.

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OTC Markets will continue to display Pink Limited Information on its securities OTC Markets pages until adequate current information is made available by the issuer pursuant to the Alternative Reporting Standard or by the SEC Reporting Standard, and until OTC Markets believes there is no longer a public interest concern. Investors are encouraged to use caution and due diligence in their investment decisions.

The Company subscribes to OTC Markets for its OTC IQ disclosure program.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for one year may, under certain conditions, sell every three months, in brokerage transactions, a number of Shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, may have a depressive effect upon the price of the common stock in any market that may develop.

THE PRICE OF OUR COMMON STOCK COULD BE HIGHLY VOLATILE

Our shares are currently listed on the Over the Counter (OTC) market (under symbol “ECGR”). Due to this listing on the OTC market it is likely that our common stock will be subject to price volatility, low volumes of trades and large spreads in bid and ask prices quoted by market makers. Due to the low volume of shares traded on any trading day, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our common stock exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND STOCKHOLDERS MAY OCCUR UPON ISSUANCE OF ADDITIONAL SHARES.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current Shareholders.

IF THE REGISTRATION OF OUR COMMON STOCK IS REVOKED IN THE FUTURE, OUR BUSINESS OPPORTUNITIES WILL CEASE TO EXIST

In the event our securities registration was to be revoked, we would not have the ability to raise money through the issuance of shares and would lose the ability to continue the business plan set out in this filing. Common stock issued and outstanding at that time would no longer be tradable.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS ON OUR COMMON STOCK

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

WE MAY BE UNSUCCESSFUL IN FINDING A MERGER THAT CAN BE ACCOMPLISHED WITH POSITIVE LONG-TERM RESULTS

The business of selecting and entering into a merger is fraught with all kinds of issues. For instance, the business may need capital that is never achieved, the management is not capable of carrying the business forward successfully, the business plan is ill conceived, and not executed, or competitive factors cause business failure. There are many other factors in addition to these, as may have been discussed above in “Risk Factors” which could cause our Company to fail and the investors capital will be at risk.

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ITEM 2: FINANCIAL INFORMATION

Management's Discussion and Analysis of Financial Condition and Results of Operations.

This registration statement on Form 10-12g and other reports filed by us from time to time with the SEC (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors, including the risks relating to our business, industry, and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this report.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

OVERVIEW

The Company’s fiscal year ending is December 31.

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PLAN OF OPERATION

Our plan of operations is to raise debt and/or equity to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that we will successfully complete this series of transactions. In particular, there is no assurance that any such business will be located or that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

Our intended budget for the next twelve months is as follows:

	Q1 (Actual) for the year ended December 31, 2022	Q2 (Actual) for year ended December 31, 2022	Q3 Projected for the year ended December 31, 2022	Q4 Projected for the year ended December 31, 2022	Twelve Month Total
Accounting	$–	$6,725	$6,000	$6,000	$18,725
Legal	1,350	200	1,000	1,000	3,550
General and administrative	–	–	2,000	2,000	4,000
Miscellaneous	–	–	1,000	2,000	3,000
Total Operating Expenses	$1,350	$6,925	$10,000	$11,000	$29,275

At this time, we have $16,388 in cash on hand, and we are dependent on advances from our principal shareholder or our directors and officers. There can be no guarantee that we will be able to obtain sufficient funding these sources.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our virtually unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because of our lack of financial resources.

We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

We expect that the selection of a business opportunity will be complex and risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

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The analysis of new business opportunities will be undertaken by, or under the supervision of, our sole director. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our director, professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

RESULTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 2021 COMPARED TO THE YEAR ENDED DECEMBER 31, 2020

Revenue

We recognized no revenue during the years ended December 31, 2021 and December 31, 2020. We had no business from which to generate revenues.

Cost of Revenue

We recognized no cost of revenue during the years ended December 31, 2021 and 2020.

Gross Profit / (Loss)

We recognized no gross profit or loss during the years ended December 31, 2021 and 2020.

General and Administrative Expenses

During the year ended December 31, 2021, we incurred $35,901 in general, and administrative expenses compared to $23,834 in the year ended December 31, 2020.

Other Income and (expense), net

During the year ended December 31, 2021 we recognized other income, net, of $58,607 compared to zero in the same period in the prior year. Other income, net was comprised of a $60,000 gain on the extinguishment of debt offset by $1,393 in interest expense on related party notes payable. The debt extinguishment consisted of a $60,000 loan to the Company by a former officer which he voluntarily agreed to forgive. The former officer is still a significant shareholder of the Company, and forgave the debt to make the Company more attractive for a potential business combination with an attractive acquisition target which would enhance the value of his shares.

Net income(loss)

As a result of the forgoing during the years ended December 31, 2021, we recorded net income of $22,705 compared to a net loss of $(23,834) in the year ended December 31, 2020.

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RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2022 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2021

Revenue

We recognized no revenue during the six months ended June 30, 2022 and 2021. We had no business from which to generate revenues.

Cost of Revenue

We recognized no cost of revenue during the six months ended June 30, 2022 and 2021.

Gross Profit / (Loss)

We recognized no gross profit or loss during the six months ended June 30, 2022 and 2021.

General and Administrative Expenses

During the six months ended June 30, 2022, we incurred $8,275 in general, and administrative expenses compared to $24,685 in the six months ended June 30, 2021. General and administrative expense for the six months ended June 30, 2021 includes $19,000 in non-cash stock based compensation.

Other (expense)

During the six months ended June 30, 2022 and June 30, 2021 we recognized other expense of $5,612 and $-0-, comprised of interest expense on related party notes payable.

Net income(loss)

As a result of the forgoing during the six months ended June 30, 2022, we recorded a net loss of $13,887 compared to a net loss of $24,685 for the six months ended June 30, 2022.

Liquidity and Capital Resources

On June 30, 2022 we had cash of $16,388, no operating business or other source of income and outstanding liabilities of $92,293 and an accumulated deficit of $876,591.

Operating Activities

During the six months ended June 30, 2022, we used $8,275 in our operating activities, compared with $2,312 in the six months ended June 30, 2021.

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Financing Activities

During the six months ended June 30, 2022, we generated $20,000 cash from our financing activities comprised of $20,000 from the proceeds of related party notes payable compared to $2,700 for the six months ended June 30, 2021.

Consequently, we are now dependent on raising additional equity and/or debt to meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to fund our ongoing operating expenses.

On June 18, 2021 the Company entered into a $30,000 Promissory Note Agreement payable on demand with no maturity date, at 24% interest with Coral Investment Partners, LP (“CIP”). CIP’s general partner is owned by Erik Nelson, who is also the CEO of the Company. On March 31, 2022, CIP increased its Promissory Note to $50,000 by funding another $20,000 loan to the Company. As of June 30, 2022 the balance due to CIP was $50,000 plus $8,807 in accrued interest. We believe that CIP will continue to provide funding to the Company although there can be no assurances.

It is our current intention to seek to raise debt and/or equity financing to meet ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There is no assurance that this series of events will be satisfactorily completed.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended December 31, 2021 and 2020, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

CRITICAL ACCOUNTING POLICIES

All companies are required to include a discussion of critical accounting policies and estimates used in the preparation of their financial statements. On an on-going basis, we evaluate our critical accounting policies and estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are described in Note 2 to our Financial Statements on page F-__. These policies were selected because they represent the more significant accounting policies and methods that are broadly applied in the preparation of our financial statements. However, it should be noted that we intend to acquire a new operating business. The critical accounting policies and estimates for such new operations will, in all likelihood, be significantly different from our current policies and estimates.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management conducted an evaluation, with the participation of our Chief Executive Officer, who is our principal executive officer and our principal financial and accounting officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this registration statement on Form 10. Based on that evaluation, we concluded that because of the material weakness and significant deficiencies in our internal control over financial reporting described below, our disclosure controls and procedures were not effective as of June 30, 2022

Management’s Annual Report on Internal Control over Financial Reporting

Management is responsible for the preparation of our financial statements and related information. Management uses its best judgment to ensure that the financial statements present accurately, in material respects, our financial position and results of operations in fairness and conformity with generally accepted accounting principles.

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in the Exchange Act. These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate, and that the assumptions and opinions in the preparation of financial statements are reasonable. There are inherent limitations in the effectiveness of any system of internal controls, including the possibility of human error and overriding of controls. Consequently, an ineffective internal control system can only provide reasonable, not absolute, assurance with respect to reporting financial information.

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Our internal control over financial reporting includes policies and procedures that: (i) pertain to maintaining records that, in reasonable detail, accurately and fairly reflect our transactions; (ii) provide reasonable assurance that transactions are recorded as necessary for preparation of our financial statements in accordance with generally accepted accounting principles and that the receipts and expenditures of company assets are made in accordance with our management’s and directors’ authorization; and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on our financial statements.

We conducted an evaluation of the effectiveness of our internal control over financial reporting, based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not effective as of December 31, 2021 for the reasons discussed below.

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of June 30, 2022:

•	The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise and an adequate supervisory review structure that is commensurate with our financial reporting requirements.

•	Material Weakness – Inadequate segregation of duties.

We expect to be materially dependent on a third party that can provide us with accounting consulting services for the foreseeable future. Until such time as we have a chief financial officer with the requisite expertise in U.S. GAAP, there are no assurances that the material weaknesses and significant deficiencies in our disclosure controls and procedures and internal control over financial reporting will not result in errors in our financial statements, which could lead to a restatement of those financial statements. Our management does not expect that our disclosure controls and procedures or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and maintained, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must account for resource constraints. In addition, the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, can and will be detected.

This registration statement on Form 10 does not include an attestation report from our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Commission that permit us to provide only management’s report in this registration statement on Form 10.

Changes in Internal Controls over Financial Reporting

There have been no changes in our internal control over financial reporting during the period ended June 30, 2022 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

SUBSEQUENT EVENTS

We have evaluated subsequent events after June 30, 2022 through the date this report was filed and have determined there have been no subsequent events for which disclosure is required.

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ITEM 3: PROPERTIES

We do not own or lease any properties.

Since June 18, 2021 through the date of this filing, our corporate offices have been located at 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339 and are provided to us by our sole officer and director at no cost to us.

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ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of June 30, 2022 the number and percentage of the outstanding shares of common stock, which according to the information available to us, were beneficially owned by:

(i)	each person who is currently a director,
(ii)	each executive officer,
(iii)	all current directors and executive officers as a group, and
(iv)	each person who is known by us to own beneficially more than 5% of our outstanding common stock.

Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

OFFICERS AND DIRECTORS

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class Outstanding (2)
Common Shares	Coral Investment Partners, LP, c/o Erik S. Nelson, Chief Executive Officer, President, Chief Financial Officer, and Director (3)	100,000,000	71%

Common Shares	All Directors and Executive Officers as a Group (1 person)	100,000,000	71%

(1)	The address of each person listed above, unless otherwise indicated, is c/o Bellatora, Inc., 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339.
(2)	Based upon 140,790,867 common shares issued and outstanding on a fully diluted basis.
(3)	Mr. Nelson’s beneficial ownership is based on 100,000,000 shares owned by Coral Capital Investment Partners, LP (“Coral”). Mr. Nelson owns the general partner of Coral and controls the decision to vote and dispose of all shares owned by Coral. Mr. Nelson disclaims any beneficial ownership in shares owned by Coral over his beneficial ownership in Coral. Mr. Nelson’s beneficial ownership does not include 50,000,000 shares of common stock issuable upon the exercise of Class A Warrants for $0.01 per share until June 20, 2026 and 50,000,000 shares of common stock issuable upon the exercise of Class B Warrants for $0.025 per share until June 20, 2026 since the Class A Warrants and Class B Warrants prohibit their exercise if such exercise would result in Mr. Nelson having beneficial ownership of more than 4.99% (or, if the holder elects, 9.99%) of the Company’s outstanding stock.

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GREATER THAN 5% STOCKHOLDERS

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class Outstanding (2)
Common Shares	Coral Investment Partners, LP, c/o Erik S. Nelson, Chief Executive Officer, President, Chief Financial Officer, and Director (3)	100,000,000	71%

Common Shares	Atom Miller 10205 Barrel Ridge St. Las Vegas, NV 89183	24,000,000	17%

(1)	The address of each person listed above, unless otherwise indicated, is c/o Bellatora, Inc., 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339.
(2)	Based upon 140,790,687 common shares issued and outstanding on a fully diluted basis.
(3)	Mr. Nelson’s beneficial ownership is based on 100,000,000 shares owned by Coral Capital Investment Partners, LP (“Coral”). Mr. Nelson owns the general partner of Coral and controls the decision to vote and dispose of all shares owned by Coral. Mr. Nelson disclaims any beneficial ownership in shares owned by Coral over his beneficial ownership in Coral. Mr. Nelson’s beneficial ownership does not include 50,000,000 shares of common stock issuable upon the exercise of Class A Warrants for $0.01 per share until June 20, 2026 and 50,000,000 shares of common stock issuable upon the exercise of Class B Warrants for $0.025 per share until June 20, 2026 since the Class A Warrants and Class B Warrants prohibit their exercise if such exercise would result in Mr. Nelson having beneficial ownership of more than 4.99% (or, if the holder elects, 9.99%) of the Company’s outstanding stock.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

As of the date of this filing and since September 30, 2021, there have been no issuances of any class of stock, or any other security.

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ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names, ages, and positions with us for each of our directors and officers as of June 30, 2022:

Name	Age	Position
Erik S. Nelson	55	CEO, President, Chief Financial Officer and Director

Erik S. Nelson, Chief Executive Office, President, Chief Financial Officer and Director

Erik S. Nelson, age 55, our sole director, was appointed as CEO, President, and a Member of the Board of Directors on October 26, 2020. In addition to his role as Chief Executive Officer of the Company, Mr. Nelson is also the Corporate Secretary and a member of the Board of Nocera, Inc. since 2011, and was previously its President from 2017 to 2019. Mr. Nelson was the sole officer (CEO, President, and CFO) and sole Director of Vinings Holdings, Inc. (October 2019 – February 2021) Mr. Nelson is also the President of Coral Capital Advisors, LLC. an advisory services firm founded in 1995 that provides services to privately held and publicly traded companies. Since September 2012, Mr. Nelson has been President of Mountain Share Transfer, LLC, an SEC registered stock transfer agent. Mr. Nelson is a graduate of the University of Colorado (1989) with a Bachelor of Science in Business Administration degree, with an emphasis in Finance.

Mr. Nelson’s specific experience and qualifications, attributes or skills as listed below led to the conclusion that he should serve as a director:

•	Mr. Nelson has a diverse knowledge of financial, legal, and operations management, public company management, accounting, audit preparation, due diligence reviews and SEC regulations.

•	Mr. Nelson has experience in assisting companies to comply with the Securities and Exchange Commission rules, corporate reorganizations, and the FINRA corporate action process. Additionally, Mr. Nelson has extensive experience in evaluating business plans of companies in a variety of industries.

•	Mr. Nelson is also the President of Coral Capital Advisors, LLC. an advisory services firm founded in 1995 that provides services to privately held and publicly traded companies.

•	As President of Coral Capital Advisors, Mr. Nelson has consulted on several acquisitions and corporate restructurings. This includes the acquisition of Nexland, Inc. by Winstar Resources in 1999, ISNI.net, Inc. by Hawkeye Corp. in 2000, 3Pea Technologies, Inc. by Tika, Corp. in 2006, and Digitiliti, Inc. by Themescapes, Inc. in 2007. Additionally, Mr. Nelson provides due diligence services through his consulting firm, Coral Capital Advisors, LLC.

•	Mr. Nelson is also the President of Mountain Share Transfer, LLC, an SEC registered stock transfer agent since September 2012. As President of Mountain Share Transfer, Mr. Nelson has gained valuable experience in operational management for public and private companies, and corporate governance for over 50 public company clients.

•	Mr. Nelson has experience in preparing companies for audits.

•	Mr. Nelson is experienced in corporate record keeping resulting in part from his experience in stock record keeping related to companies which are clients of Mr. Nelson’s company, Mountain Share Transfer, LLC. Mr. Nelson has experience in filings with the Securities and Exchange Commission for companies he consults for including 10-K’s, 10-Q’s, Registration Statements, 8-K’s, Section 14 Compliance, and financial reporting.

•	Mr. Nelson has served as a member of the Board of Directors of the following publicly traded companies: Ridgedale Holdings, Inc., BitMine Immersion Technologies, Inc., Vinings Holdings, Inc., Nocera, Inc., Wolverine Holding Corp., and Cyclone Holdings, Inc.

Mountain Share Transfer and Erik Nelson consented to an SEC Order in 2015 related to failure to file an updated correct TA-1 Form and other administrative violations and disclosure matters of the Transfer Agent, Mountain Share Transfer (Administrative Proceeding file no. 3-16378, 34 Act Rel. no. 74226). Mr. Nelson was disciplined by the NASD in 1995 for misconduct involving accounts when he was acting as a registered broker representative. He consented to censure, and a bar from being a representative, and was fined $50,000. He had been terminated as a registered representative and has not been reinstated since then.

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Additional Information

Pursuant to the definition contained with the Securities Act, Mr. Nelson is deemed to be a promoter of this Company and those listed below.

The business purpose of this blank check company as well as the previous blank check companies that Mr. Nelson was involved with, were to engage in a business merger or acquisition with an unidentified company or companies.

The information below summarizes all of the blank check companies, which filed a registration statement on Form 10-12g, with which Mr. Nelson has been affiliated with within the past five years.

Name of Company	Date of Transaction	Compensation Received in shares/ Retained in the Transaction	Shares Received/ Retained in the Transaction
Sandy Springs Holdings, Inc.	July 16, 2021 (2)	$106,922 (3)	1,505,000 (3)
Vinings Holdings, Inc.	February 12, 2021 (4)	$300,000 (4)	400,000 (4)
Nocera, Inc. (5)	December 31, 2018	$175,000 (5)	652,600 (5)

Name of Issuer	Market Ticker	Positions	From MM - YYYY	To MM-YYYY
Ridgedale Holdings, Inc.	OTC - RDGH	President, Secretary, Director	10 - 2020	Present
Sandy Springs Holdings, Inc. (2)	OTC - SSHI	President, CFO, Secretary, Director (3a)	08 - 2019	Present
Vinings Holdings, Inc. (4)	OTC - COEP	CEO, CFO, Secretary, Director	10 - 2019	02 - 2021
Nocera, Inc. (5)	OTC - NCRA	CEO, CFO, Secretary, Director	08 - 2002	12 -2021

______________________

(1) Ridgedale Holdings, Inc. f/k/a UAN Power Corp. filed a Form 10 Registration Statement on November 17t, 2021. To date, the Company has not engaged in any business combination transaction.

(2) Sandy Springs Holdings, Inc. f/k/a Renewable Energy Solutions, Inc., filed a Form 10 Registration Statement on October 27, 2020. By a written consent dated July 16, 2021, holders of a majority of the Company’s issued and outstanding common stock approved a resolution to appoint Jonathan Bates, Raymond Mow, Michael Maloney and Seth Bayles (the “New Directors”) to the board of directors of the Company, and to appoint Jonathan Bates as Chairman. At the same time, the shareholders approved the issuance of 34,749,999 shares of common stock in the Company’s offering of common stock at $0.015 per share. The New Directors or their affiliates acquired an aggregate of 21,450,000 shares of common stock in the offering.

The appointment of the New Directors to the Company’s board, and sale to the New Directors of a controlling interest in the Company, were made in order to enable the Company to enter the business of creating a hosting center for Bitcoin mining computers primarily utilizing immersion cooling technology, as well mining the Bitcoin digital currency for its own account.

(3) Following the acquisition of the controlling interest, the promissory note to Coral Investment Partners was repaid in full. Coral Investment Partners retained 1,505,000 common shares representing 3.68% of the issued and outstanding shares of Sandy Springs Holdings, Inc. Additionally, Coral Investment Partners holds 500,000 Class A Warrants exercisable at $2.00/share, and 500,000 Class B Warrants exercisable at $5.00/share. No other fees have been paid to Coral Investment Partners or Mr. Nelson. In July of 2021, Sandy Springs Holdings, Inc. amended its Articles of Incorporation to change the name of the company to BitMine Immersion Technologies, Inc.

(3a) On July 16, 2021, Erik S. Nelson resigned as Chief Financial Officer and Corporate Secretary. Mr. Nelson remains Chief Executive Officer.

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(4) Vinings Holdings, Inc. f/k/a NaeroDynamics, Inc. filed a Form 10 Registration Statement on August 12, 2020. On February 12, 2021 , Vinings Holdings completed the acquisition of Coeptis Pharmaceuticals, Inc. At the time of the acquisition the outstanding promissory note to Coral Investment Partners in the amount of $51,835 was repaid in full. Additionally, at the closing of the merger, Coeptis Pharmaceuticals purchased 328,000 of its common shares from Coral Investment Partners for an aggregate of approximately $247,165; and Coral Investment Partners sold 8,000 Series B Preferred shares to the CEO of the Company for $1,000. Coral Investment Partners retained 400,000 common shares, 500,000 Class A Warrants exercisable at $2.00/share, and 500,000 Class B Warrants exercisable at $5.00/share. Following the completion of the acquisition, Vinings Holdings changed its name to Coeptis Therapeutics, Inc.

(5) Nocera, Inc. filed a Form 10 Registration Statement on October 19, 2018. On December 31, 2018 the company acquired Grand Smooth Inc., Ltd. (“GSI”), a Taiwan based company involved in the production of Recirculating Aquaculture Systems (“RAS”) for land based fish farms. Concurrent with the closing of the acquisition, GSI contributed $175,000 to Nocera which was disbursed to Nelson Fiorino Holdings, LLC. for the settlement of any tax issues relating to foreign ownership reporting, and clearance thereof from the IRS, and payment of any costs and assessments therefrom, after which time any balance left shall be released to Nelson Fiorino Holdings, LLC, as compensation for managing the process. At the time of the merger, Nelson Fiorino Holdings owned 1,000,000 common shares, 500,000 Class A Warrants exercisable at $0.50/share, and 500,000 Class B Warrants exercisable at $1.00/share. Mr. Nelson held a 50% interest in Nelson Fiorino Holdings. At the time of the merger, Coral Investment Partners owned 150,000 common shares, 150,000 Class A Warrants, and 150,000 Class B Warrants. Mr. Nelson remains the beneficial owner of 652,600 shares representing 7.15% of the issued & outstanding shares. On December 31, 2018 Mr. Nelson resigned as President and CFO of Nocera, Inc. On December 31, 2021 Mr. Nelson resigned as Secretary and a member of the Board of Directors of Nocera, Inc.

The information below summarizes all of the blank check companies, which have not filed a registration statement, with which Mr. Nelson has been associated.

Mr. Nelson was appointed President and sole Director of Digital Day Agency, Inc. on December 2, 2020. The shares of Digital Day Agency, Inc. currently trade on the OTC market with the ticker symbol ‘DDDA’. Coral Investment Partners is the beneficial owner of 1,000,000 shares of the Company. Digital Day Agency has not engaged in any business combination and is not currently seeking any business combination, merger, or acquisition.

Mr. Nelson was appointed President and a member of the Board of Directors of ATI Networks, Inc. on July 20, 2021. The shares of ATI Networks are currently traded on the OTC market under the ticker symbol ‘ATIW’. The Company has not engaged in any business combination and is not currently seeking any business combination, merger, or acquisition.

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CONFLICTS OF INTEREST - GENERAL

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While our sole officer and director of our business is engaged in business activities outside of our business, he devotes to our business such time as he believes to be necessary. In addition to the business activities listed above, Mr. Nelson is involved with the following businesses:

•	Sterling Holdings & Investments, LLC.: A holding company with no direct operations. Sterling Holdings and Investments hold s the ownership of Coral Capital Advisors, LLC. and Mountain Share Transfer, LLC.
•	Coral Capital Advisors, LLC.: An independent consulting and advisory firm focused on companies and participants in the lower and middle markets.
•	Mountain Share Transfer, LLC.: A SEC registered stock transfer agent servicing privately held and publicly traded companies.
•	Coral Investment Partners, LP.: A private partnership formed for the purpose of providing capital for the restructuring of dormant public companies.
•	Nelson Fiorino Holdings, LLC.: A holding company formed for the purpose of holding shares of Nocera, Inc. owned by Marina Fiorino and Mr. Nelson.
•	The Midnight Mining Company: President and Director. Mr. Nelson was appointed President and a member of the Board of Directors in April of 2017. The Midnight Mining Company, while no longer involved in the mining industry or owning any mining claims, is a holding company with approximately 448 shareholders.

Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While officers and the sole director of our business are engaged in business activities outside of our business, they devote to our business such time as they believe to be necessary.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

COMMITTEES OF THE BOARD OF DIRECTORS

In the ordinary course of business, the board of directors maintains a compensation committee and an audit committee.

The primary function of the compensation committee is to review and make recommendations to the board of directors with respect to the compensation, including bonuses, of our officers and to administer the grants under our stock option plan.

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

In the absence of a separate audit committee our board of directors’ functions as audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.

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ITEM 6: EXECUTIVE COMPENSATION

From January 1, 2020 to June 18, 2020, Atom Miller was the chief executive officer and sole director. On June 18, 2021, Mr. Miller resigned all positions and Erik S. Nelson was appointed our chief executive officer, president, chief financial officer and sole director.

Executive Officer Compensation

Executive compensation for the years ended December 31, 2021 and December 31, 2020 through the period ended June 30, 2022 was as follows:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTIONS AWARDS ($)	NONQUALIFIED DEFERRED COMPENSATION ($)	ALL OTHER COMP ($)	TOTAL
Atom Miller, Chief Executive Officer and Director (1)	2020	$0	$0	$0	$0	$0	$0	$0
	2021	$0	$0	$0	$0	$0	$0	$0
Erik S. Nelson, President, Chief Financial Officer & Director (2)	2021	$0	$0	$0	$0	$0	$12,464(3)	$12,464
Six months ended June 30,	2022	$0	$0	$0	$0	$0	$0	$0

______________________________________

(1)	Atom Miller served as Chief Executive Officer and Director from January 1, 2020 to June 18, 2021.
(2)	Mr. Erik S. Nelson, our sole officer and director, was appointed Chief Executive Officer, President, Chief Financial Officer and member of the Board of Directors on June 18, 2021.
(3)	Mr. Nelson’s “all other compensation” for 2021 consists of his proportionate share of 100,000,000 shares of common stock issued to Coral Investment Partners, LP (“CIP”) for $1,000 cash. The shares were valued at $0.0002, or $20,000, which was their market price on the date of the transaction, and the difference of $19,000 was accounted for as compensation. Mr. Nelson’s proportionate interest in CIP is 65.6%, consisting of a 57% interest as a limited partner and a 20% carried interest held by the general partner in the percentage of CIP held by outside investors. The general partner is owned by Mr. Nelson.

Director Compensation

We did not have any directors who were not executive officers during the preceding fiscal year, and therefore their compensation is disclosed above as executive officers pursuant to Item 402(r)(2)(i) of Regulation S-K.

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ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 18, 2021, the Company entered into a $30,000 Promissory Note Agreement at 24% interest with Coral Investment Partners, LP (“CIP”). CIP’s general partner is owned by Erik Nelson who is also the CEO of the Company. On March 31, 2022, CIP increased its Promissory Note to $50,000 by funding another $20,000 loan to the Company. As of June 30, 2022 the balance due to CIP was $50,000 in principal plus $8,807 in accrued interest. Subsequent to June 30, 2022, CIP advanced an additional $40,000 to the Company, which increased the principal amount owed CIP to $90,000. No interest has been paid to CIP to date. If CIP makes additional advances the 24% interest rate will apply to the additional advances.

On June 18, 2021, CIP purchased 100,000,000 shares of common stock for $1,000 and 100,000,000 warrants for $1,000, for a total of $2,000. The common shares were valued at $0.0002 which was the quoted stock market price of the Company’s common stock, as of the date of purchase, or $20,000. As a result, the Company recorded $19,000 in stock based compensation on its Statement of Operations.

Stock Options

The Company has no stock option plan at this time.

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ITEM 8: LEGAL PROCEEDINGS

Neither we, nor our sole officer, directors or holders of five percent or more of its common stock is a party to any pending legal proceedings and to the best of our knowledge, no such proceedings by or against us or our officers, or directors or holders of five percent or more of its common stock have been threatened or is pending against us.

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ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SANDY SPRINGS HOLDINGS, INC. MATTERS

Market Price and Stockholder Matters

The Company’s common stock is listed on the OTC Pink under the ticker “ECGR.” Currently, the Company has a “Caveat Emptor” and “Pink Limited Information” warning from OTC Markets.  Currently there is only a limited, sporadic, and volatile market for our stock on the OTC. OTC Markets Group has discontinued the public display of quotes for our securities due to the Caveat Emptor designation.

The following table sets forth the high and low sales prices of our common stock as reported by the OTC for the periods indicated.  These prices represent prices between inter-dealer prices, do not include retail markups, markdowns, or commissions, and do not necessarily reflect actual transactions

	Low	High
Six Months Ended June 30, 2022
March 31, 2022	$0.0046	$0.01037
June 30, 2022	$0.002	$0.0049

	Low	High
Fiscal Year Ending 2021
March 31, 2021	$0.00230	$0.0085
June 30, 2021	$0.00188	$0.0055
September 30, 2021	$0.0008	$0.015
December 31, 2021	$0.0071	$0.0235

	Low	High
Fiscal Year Ending 2020
March 31, 2020	$0.002	$0.006
June 30, 2020	$0.003	$0.003
September 30, 2020	$0.002	$0.002
December 31, 2020	$0.003	$0.003

Last Reported Price

On September 16, 2022 the last reported bid price of our shares of common stock reported on the OTC Markets was $0.0002 per share.

Record Holders

There were 309 holders of record as of September 16, 2022. In many instances, a registered stockholder is a broker or other entity holding shares in street name for one or more customers who beneficially own the shares.

Our transfer agent is Action Stock Transfer, Inc., 2469 East Fort Union Blvd., Suite #214, Salt Lake City, UT 84121. Their telephone number is (801) 274-1088.

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Dividend Policy

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, any future preferred stock instruments, and any future credit arrangements may then impose.

Penny Stock

Penny Stock Regulation Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Excluded from the penny stock designation are securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange/system or sold to established customers or accredited investors.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and the monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our securities have become subject to the penny stock rules, investors may find it more difficult to sell their securities.

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ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES

During the period of December 31, 2020 through June 30, 2022, we have made unregistered sales or issuances of securities as set forth below:

DATE OF ISSUANCE	TITLE OF SECURITIES	NO. OF SHARES	CONSIDERATION

June 18, 2021(1)	Common	100,000,000	$1,000
June 18, 2021(1)	Class A Warrants	50,000,000	$500
June 18, 2021(1)	Class B Warrants	50,000,000	$500

(1) Securities purchased by Coral Investment Partners, LP.

Exemption From Registration Claimed

All of the above sales by our Company of its unregistered securities were made by our Company in reliance upon the available exemptions from registration requirements of Section 4(a)(2) at such time (and now 4(a)(5)) of the Securities Act of 1933, as amended (the “33 Act”). The entity that purchased the shares was an accredited investor. Prior to issuing the shares and warrants described above, the Company provided the principal of the purchaser with financial statements and corporate documents, and an opportunity to ask questions of management regarding the Company’s assets, liabilities and operations. Specifically, the purchaser was provided access to all material information, and all information necessary to verify such information and was afforded access to management of our Company in connection with its purchase. The purchaser of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to our Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

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ITEM 11: DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of Common Stock

We are authorized to issue 200,000,000 shares of our Common Stock, $0.00001 par value (the “Common Stock”). Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. Our board of directors is authorized to issue additional shares of our Common Stock within the limits authorized by our Articles of Incorporation and without stockholder action. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

Description of Preferred Stock

We are authorized to designate and issue up to 50,000,000 shares of Preferred Stock. The Preferred shares may be designated in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the Colorado revised Statutes, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

To date, the Company has not designated a series of Preferred shares.

Description of Warrants

We are authorized to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

As of June 30, 2022, the Company had issued 50,000,000 Class A Warrants and 50,000,000 Class B Warrants (collectively, the “Warrants”). The Class A Warrants are exercisable at $0.01 per share and the Class B Warrants are exercisable at $0.025 per share.

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If at any time after the Initial Issuance Date, there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the shares of common stock issuable under the Warrants, then the Warrants may also be exercised, in whole or in part, by means of a “cashless exercise” in which the holder shall be entitled to receive a number of shares of Common Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the market price of the Common Stock at the time of the exercise, determined pursuant to the Warrants;

(B) = the Exercise Price of the Warrant, as adjusted hereunder; and

(X) = the number of shares of Common Stock that would be issuable upon exercise of the Warrants if such exercise were by means of a cash exercise rather than a cashless exercise.

Also, to the extent the Warrants have not been previously executed by their termination date, they will be automatically exercised via cashless exercise on such date.

Transfer Agent

Our transfer agent is Action Stock Transfer, Inc., 2469 East Fort Union Blvd., Suite #214, Salt Lake City, UT 84121. Their telephone number is (801) 274-1088.

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ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. No officer or director may be indemnified, however, where the officer or director acted committed intentional misconduct, fraud, or an intentional violation of the law.

We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Colorado.

Regarding the indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers and directors under Colorado law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by our officer(s), director(s), or controlling person(s) in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

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ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our audited financial statements for the years ended December 31, 2021 and 2020, and unaudited financial statements for the three and six months ended June 30, 2022 and 2021 appear at the end of this registration statement on pages F-1 though F-18.

37

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements with the independent registered public accounting firm regarding accounting and financial disclosure.

38

ITEM 15: FINANCIAL STATEMENTS AND EXHIBITS

(a)	Audited financial statements for the years ended December 31, 2021 and 2020 and for the six months ended June 30, 2022 appear at the ended of this registration statement on page F-1 through F-18.

Exhibit Index

Exhibit No.	Description

3.1	Articles of Incorporation - Onco Merger Sub Inc.	(1)

3.2	Statement of Merger Oncology Med Inc.	(1)

3.3	Amendment to Articles of Incorporation – Oncology Med Inc.	(1)

3.4	Amendment to Articles of Incorporation – Bellatora, Inc.	(1)

3.5	By-laws of Bellatora, Inc.	(1)

3.6	Amended and Restated Articles of Incorporation - Bellatora Inc.	(1)

4.1	Class A Warrant issued to Coral Investment Partners, LP dated June 21, 2021	*

4.2	Class B Warrant issued to Coral Investment Partners, LP dated June 21, 2021	*

10.2	Promissory Note Agreement between Coral Investment Partners, LP and Bellatora, Inc.	(1)

23.1	Consent of BF Borgers CPA PC	*

 * Filed herewith

(1)	Incorporated by reference from the Registration Statement on Form 10 filed on September 19, 2022.

39

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Bellatora, Inc.

Date:	December 1, 2022	By:	/s/ Erik S. Nelson
Erik S. Nelson Chief Executive Officer (Principal Executive Officer), President and Chief Financial Officer (Principal Accounting Officer)

40

BELLATORA, INC.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

(AUDITED)

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Bellatora, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bellatora, Inc. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

September 19, 2022

F-2

BELLATORA, INC.

BALANCE SHEETS

	December 31,	December 31,
	2021	2020

ASSETS
Current Assets
Cash	$4,663	$2,139
Total current assets	4,663	2,139
Total assets	$4,663	$2,139

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$–	$17,750
Accrued liabilities	33,486	30,112
Accrued interest	3,196	–
Notes payable related parties	30,000	–
Third party short term loans	–	60,000
Total current liabilities	66,681	107,862

Commitments and contingencies	–	–

STOCKHOLDERS' DEFICIT
Preferred stock, $0.01 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	–	–
Common stock, $0.00001 par value, 200,000,000 shares authorized, 140,790,867 and 40,790,867 shares issued and outstanding, respectively of December 31, 2021 and 2020	1,408	408
Additional paid-in-capital	799,278	779,278
Accumulated deficit	(862,704)	(885,409)
Total stockholders' deficit	(62,018)	(105,724)
Total liabilities and stockholders' deficit	$4,663	$2,139

The accompanying notes are an integral part of these financial statements.

F-3

BELLATORA, INC.

STATEMENTS OF OPERATIONS

	Year ended	Year ended
	ended	ended
	December 31,	December 31,
	2021	2020

Revenues
Revenues	$–	$–

Operating expenses
General and administrative expense -related party	–	–
Selling, general and administrative expenses	35,901	23,834
Total operating expenses	35,901	23,834
Loss from operations	(35,901)	(23,834)
Other income and expense:
Gain on the extinguishment of debt	60,000	–
Interest expense	(1,393)	–
Total other income and expense	58,607	–
Net income (loss)	$22,705	$(23,834)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of shares outstanding:
Basic and diluted	78,886,105	40,790,867

The accompanying notes are an integral part of these financial statements.

F-4

BELLATORA, INC

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

	Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2019	40,790,867	$408	$779,278	$(861,575)	$(81,889)

Net (loss)	–	–	–	(23,834)	(23,834)

Balance, December 31, 2020	40,790,867	$408	$779,278	$(885,409)	$(105,724)

	Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2020	40,790,867	$408	$779,278	$(885,409)	$(105,724)

Net income	–	–	–	22,705	22,705

Issuance of common shares -related party	100,000,000	1,000	19,000	–	20,000

Warrants issued -related party	–	–	1,000	–	1,000

Balance, September 30, 2021	140,790,867	$1,408	$799,278	$(862,704)	$(62,018)

The accompanying notes are an integral part of these financial statements.

F-5

BELLATORA, INC

STATEMENTS OF CASH FLOWS

	Year ended	Year ended
	December 31,	December 31,
	2021	2020

Cash flows used in operating activities
Net income (loss) from operations	$22,705	$(23,834)
Stock based compensation	19,000	–
Gain on the extinguishment of debt	(60,000)	–
Adjustments to reconcile net loss to net cash used in operating activities
Changes in assets and liabilities
Accounts payable	(17,750)	–
Accrued interest	3,195	–
Accrued liabilities	3,373	21,307
Net cash used in operating activities	(29,476)	(2,527)

Cash flows used in investing activities
Net cash used in investing activities	–	–

Cash flows provided by financing activities
Common stock issued for cash	1,000	–
Warrants issued for cash	1,000	–
Notes payable related party	30,000	–
Advances by related party	10,556	34,340
Repayment of advances by related party	(10,556)	(34,398)
Net cash provided by (used in) financing activities	32,000	(58)

Net increase in cash	2,525	(2,585)
Cash, beginning of period	2,139	4,724
Cash, end of period	$4,663	$2,139

Supplemental disclosure of cash flow information:
Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

The accompanying notes are an integral part of these financial statements.

F-6

Bellatora, Inc.

Notes to Financial Statements

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Nature of Operations

Bellatora, Inc. (the Company - f/k/a Petroleum Analytics International, Inc. and f/k/a Oracle Nutraceuticals Company) is a Colorado corporation which previously conducted its business from its headquarters in Las Vegas, Nevada. The Company sells two sizes of electronic cigars, commonly referred to as ecigars. On April 13, 2014, Oncology Med, Inc., a Delaware corporation, converted to a Colorado corporation under the name Herbal Financial Solutions, Inc. On November 12, 2014, the company filed an amendment to its Articles of Incorporation, whereby it changed its name to Oracle Nutraceuticals Company. On December 29, 2014, the company changed its name to Oncology Med, Inc. On January 5, 2015, the company entered into a merger transaction with ONCO Merger Sub, Inc., a then newly formed Colorado corporation, whereby the successor company (ONCO Merger Sub, Inc.) changed its name to Oncology Med, Inc.

On January 5, 2015, the company effected a share exchange with a newly-established corporation, named Oracle Nutraceuticals Company, whereby, Oracle Nutraceuticals issued 100 shares of its common stock in exchange for all of the issued and outstanding shares of Oncology Med, Inc., a Colorado corporation. This transaction became effective pursuant to a reorganization under the applicable provisions of Section 368(a), et seq., of the IRS Code of 1986, as amended. As the result of the reorganization, the public, trading company, formerly known as Oncology Med, Inc., a Delaware corporation and, subsequently, a Colorado corporation, became a wholly owned subsidiary of Oracle Nutraceuticals Company, and Oracle Nutraceuticals Company is deemed the successor entity which is now the reporting and publicly trading entity. Oncology Med, Inc was dissolved in 2015. On September 30, 2014, Bellatora, LLC was established in Nevada. On February 22, 2016, Bellatora was acquired by Petroleum Analytics International, Inc. The transaction has been accounted for as a reverse acquisition, as owners and management of Bellatora, LLC have voting and operating control of the Company following completion of the Reverse Acquisition. In 2016 The State of Nevada revoked the LLC, and thereafter all transactions were conducted under Bellatora, Inc.

The Company has been an inactive shell for approximately one year

The Company’s accounting year-end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with GAAP. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses or recognized when incurred.

Covid-19

In March 2020, the World Health Organization categorized the novel coronavirus (COVID-19) as a pandemic, and it continues to spread throughout the United States and the rest of the world with different geographical locations impacted more than others. The outbreak of COVID-19 and public and private sector measures to reduce its transmission, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, have had a minimal impact on our day to day operations. However this could impact our efforts to enter into a business combination as other businesses have had to adjust, reduce, or suspend their operating activities. The extent of the impact will vary depending on the duration and severity of the economic and operational impacts of COVID-19. The Company is unable to predict the ultimate impact at this time.

F-7

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of accrued liabilities and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and the allowance for doubtful accounts, inventories, and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018, are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historic accounting under ASC 605. For the year ended December 31, 2020, the financial statements were not materially impacted as a result of the application of Topic 606 compared to Topic 605.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On December 31, 2021 and December 31, 2020 the Company’s cash and cash equivalents totaled $4,663 and 2,139, respectively.

Stock-based Compensation

The Company accounts for stock-based compensation using the fair value method following the guidance outlined in Section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Income taxes

The Company accounts for income taxes under FASB ASC 740, "Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

F-8

On Dec. 18, 2019, the Financial Accounting Standards Board (FASB) released Accounting Standards Update (ASU) 2019-12, which affects general principles within Topic 740, Income Taxes. The amendments of ASU 2019-12 are meant to simplify and reduce the cost of accounting for income taxes. The FASB has stated that the ASU is being issued as part of its Simplification Initiative, which is meant to reduce complexity in accounting standards by improving certain areas of generally accepted accounting principles (GAAP) without compromising information provided to users of financial statements. The Company adopted this guidance on January 1, 2021 which had no impact on the Company’s financial statements.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. In March 2019, the FASB issued ASU 2019-01, Codification Improvements, which clarifies certain aspects of the new lease standard. The FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases in July 2018. Also in 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an optional transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. The amendments have the same effective date and transition requirements as the new lease standard. On November 15, 2019, the FASB has issued ASU 2019-10, which amends the effective dates for three major accounting standards. The ASU defers the effective dates for the credit losses, derivatives, and leases standards for certain companies.

The Company adopted ASC 842 on January 1, 2020 and the adoption had no impact on the Company’s financial statements because the Company does not have any operating leases.

NOTE 3 – ACCRUED LIABILITIES

As of December 31, 2021 and December 31, 2020 the Company had $33,486 and $30,112, respectively in accrued liabilities. These accrued liabilities represent amounts that the Company received cash for and recorded as revenue but was unable to document revenue recognition under the guidelines of ASC 606. They will remain as liabilities until the Company can document the sales or until the statute of limitations expires on these liabilities.

NOTE 4 – RELATED PARTY TRANSACTIONS

On June 18, 2021 the Company entered into a $30,000 Promissory Note Agreement at 24% interest with Coral Investment Partners, LP (“CIP”). CIP’s general partner is owned by Erik Nelson who is also the CEO of the Company. As of December 31, 2021 the balance due to CIP was $30,000 plus $3,196 in accrued interest.

NOTE 5 – EQUITY

The Company has authorized 200,000,000 shares of par value $0.0001 common stock. As of December 31, 2021 and December 31, 2020 the Company had 140,790,867 and 40,790,867 common shares issued and outstanding, respectively. On June 18, 2021 CIP purchased 100,000,000 shares of common stock for $1,000 and 100,000,000 warrants for $1,000, for a total of $2,000. The common shares were valued at $0.0002 which was the quoted price of the Company’s common stock as of the date of purchase, or $20,000. As a result, the Company recorded $19,000 in stock based compensation on its Statement of Operations.

F-9

BELLATORA, INC.

FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021

(UNAUDITED)

F-10

BELLATORA, INC.

BALANCE SHEETS

	June 30,	December 31,
	2022	2021
	(Unaudited)

ASSETS
Current Assets
Cash	$16,388	$4,663
Total current assets	16,388	4,663
Total assets	$16,388	$4,663

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$–	$–
Accrued liabilities	33,486	33,486
Accrued interest	8,807	3,196
Notes payable related parties	50,000	30,000
Total current liabilities	92,293	66,681

Commitments and contingencies	–	–

STOCKHOLDERS' DEFICIT
Preferred stock, $0.01 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	–	–
Common stock, $0.00001 par value, 2,000,000,000 shares authorized, 140,790,867 shares issued and outstanding, respectively as of June 30, 2022 and December 31, 2021	1,408	1,408
Additional paid-in-capital	799,278	799,278
Accumulated deficit	(876,591)	(862,704)
Total stockholders' deficit	(75,905)	(62,018)
Total liabilities and stockholders' deficit	$16,388	$4,663

The accompanying notes are an integral part of these financial statements.

F-11

BELLATORA, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021

Revenues
Revenues	$–	$–	$–	$–

Operating expenses
General and administrative expense -related party	–	19,000	–	19,000
Selling, general and administrative expenses	6,925	887	8,275	5,685
Total operating expenses	6,925	19,887	8,275	24,685
Loss from operations	(6,925)	(19,887)	(8,275)	(24,685)
Other income and expense:
Interest expense	(3,364)	–	(5,612)	–
Total other income and expense	(3,364)	–	(5,612)	–
Net (loss)	$(10,289)	$(19,887)	$(13,887)	$(24,685)

Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding:
Basic and diluted	140,790,867	53,977,680	140,790,867	40,790,867

The accompanying notes are an integral part of these financial statements.

F-12

BELLATORA, INC

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

(Unaudited)

	Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2020	40,790,867	$408	$779,278	$(885,409)	$(105,724)

Net loss	–	–	–	(4,798)	(4,798)

Balance, March 31, 2021	40,790,867	$408	$779,278	$(890,206)	$(110,521)

Net loss	–	–	–	(19,888)	(19,888)

Issuance of common shares -related party	100,000,000	1,000	–	19,000	20,000

Warrants issued -related party	–	–	1,000	–	1,000

Balance, June 30, 2021	140,790,867	$1,408	$780,278	$(891,094)	$(109,408)

	Common Stock		Additional Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2021	140,790,867	$1,408	$799,278	$(862,704)	$(62,018)

Net loss	–	–	–	(3,598)	(3,598)

Balance, March 31, 2022	140,790,867	$1,408	$799,278	$(866,302)	$(65,616)

Net loss	–	–	–	(10,289)	(10,289)

Balance, June 30, 2022	140,790,867	$1,408	$799,278	$(876,591)	$(75,905)

The accompanying notes are an integral part of these financial statements.

F-13

BELLATORA, INC

STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months	Six months
	ended	ended
	June 30,	June 30,
	2022	2021

Cash flows used in operating activities
Net income (loss) from operations	$(13,887)	$(24,686)
Stock based compensation	–	19,000
Adjustments to reconcile net loss to net cash used in operating activities
Changes in assets and liabilities
Accrued interest	5,612	–
Accrued liabilities	–	3,373
Net cash used in operating activities	(8,275)	(2,312)

Cash flows provided by financing activities
Common stock issued for cash	–	1,000
Warrants issued for cash	–	1,000
Advances by related party	20,000	10,556
Repayment of advances by related	–	(9,856)
Net cash provided by financing activities	20,000	2,700

Net increase in cash	11,725	389
Cash, beginning of period	4,663	2,139
Cash, end of period	$16,388	$2,528

Supplemental disclosure of cash flow information:
Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

The accompanying notes are an integral part of these financial statements.

F-14

Bellatora, Inc.

Notes to Unaudited Financial Statements

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Nature of Operations

Bellatora, Inc. (the Company - f/k/a Petroleum Analytics International, Inc. and f/k/a Oracle Nutraceuticals Company) is a Colorado corporation which previously conducted its business from its headquarters in Las Vegas, Nevada. The Company sells two sizes of electronic cigars, commonly referred to as ecigars. On April 13, 2014, Oncology Med, Inc., a Delaware corporation, converted to a Colorado corporation under the name Herbal Financial Solutions, Inc. On November 12, 2014, the company filed an amendment to its Articles of Incorporation, whereby it changed its name to Oracle Nutraceuticals Company. On December 29, 2014, the company changed its name to Oncology Med, Inc. On January 5, 2015, the company entered into a merger transaction with ONCO Merger Sub, Inc., a then newly formed Colorado corporation, whereby the successor company (ONCO Merger Sub, Inc.) changed its name to Oncology Med, Inc.

On January 5, 2015, the company effected a share exchange with a newly-established corporation, named Oracle Nutraceuticals Company, whereby, Oracle Nutraceuticals issued 100 shares of its common stock in exchange for all of the issued and outstanding shares of Oncology Med, Inc., a Colorado corporation. This transaction became effective pursuant to a reorganization under the applicable provisions of Section 368(a), et seq., of the IRS Code of 1986, as amended. As the result of the reorganization, the public, trading company, formerly known as Oncology Med, Inc., a Delaware corporation and, subsequently, a Colorado corporation, became a wholly owned subsidiary of Oracle Nutraceuticals Company, and Oracle Nutraceuticals Company is deemed the successor entity which is now the reporting and publicly trading entity. Oncology Med, Inc was dissolved in 2015. On September 30, 2014, Bellatora, LLC was established in Nevada. On February 22, 2016, Bellatora was acquired by Petroleum Analytics International, Inc. The transaction has been accounted for as a reverse acquisition, as owners and management of Bellatora, LLC have voting and operating control of the Company following completion of the Reverse Acquisition. In 2016 The State of Nevada revoked the LLC, and thereafter all transactions were conducted under Bellatora, Inc.

The Company has been an inactive shell for approximately one year and a half.

The Company’s accounting year-end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with GAAP. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses or recognized when incurred.

Covid-19

In March 2020, the World Health Organization categorized the novel coronavirus (COVID-19) as a pandemic, and it continues to spread throughout the United States and the rest of the world with different geographical locations impacted more than others. The outbreak of COVID-19 and public and private sector measures to reduce its transmission, such as the imposition of social distancing and orders to work-from-home, stay-at-home and shelter-in-place, have had a minimal impact on our day to day operations. However this could impact our efforts to enter into a business combination as other businesses have had to adjust, reduce, or suspend their operating activities. The extent of the impact will vary depending on the duration and severity of the economic and operational impacts of COVID-19. The Company is unable to predict the ultimate impact at this time.

F-15

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of accrued liabilities and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and the allowance for doubtful accounts, inventories, and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Revenue Recognition

The Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018, are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historic accounting under ASC 605. For the year ended December 31, 2021 and the six months ended June 30, 2022, the financial statements were not impacted as a result of the application of Topic 606 compared to Topic 605.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On June 30, 2022 and December 31, 2021 the Company’s cash and cash equivalents totaled $16,388 and $4,663 respectively.

Stock-based Compensation

The Company accounts for stock-based compensation using the fair value method following the guidance outlined in Section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

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On Dec. 18, 2019, the Financial Accounting Standards Board (FASB) released Accounting Standards Update (ASU) 2019-12, which affects general principles within Topic 740, Income Taxes. The amendments of ASU 2019-12 are meant to simplify and reduce the cost of accounting for income taxes. The FASB has stated that the ASU is being issued as part of its Simplification Initiative, which is meant to reduce complexity in accounting standards by improving certain areas of generally accepted accounting principles (GAAP) without compromising information provided to users of financial statements. The Company adopted this guidance on January 1, 2021 which had no impact on the Company’s financial statements.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. In March 2019, the FASB issued ASU 2019-01, Codification Improvements, which clarifies certain aspects of the new lease standard. The FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases in July 2018. Also in 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an optional transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. The amendments have the same effective date and transition requirements as the new lease standard. On November 15, 2019, the FASB has issued ASU 2019-10, which amends the effective dates for three major accounting standards. The ASU defers the effective dates for the credit losses, derivatives, and leases standards for certain companies.

The Company adopted ASC 842 on January 1, 2020 and the adoption had no impact on the Company’s financial statements because the Company does not have any operating leases

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these consolidated financial statements. The Company has incurred significant operating losses since its inception. As of June 30, 2022, the Company had an accumulated deficit of $876,591.

The Company does not expect to generate operating cash flow that will be sufficient to fund presently anticipated operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing to supplement expected cash flow. Currently the company’s operations are being funded by a related party. The Company will be required to continue to do so until its operations become profitable. However, there can be no assurance that the related party will continue to fund the Company or that other sources of additional debt or equity financing will be available to the Company on acceptable terms, or at all.

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NOTE 4 – ACCRUED LIABILITIES

As of June 30, 2022 and December 31, 2021 the Company had $33,486 and $33,486, respectively in accrued liabilities. These accrued liabilities represent amounts that the Company received cash for and recorded as revenue but was unable to document revenue recognition under the guidelines of ASC 606. They will remain as liabilities until the Company can document the sales or until the statute of limitations expires on these liabilities

NOTE 5 – RELATED PARTY TRANSACTIONS

On June 18, 2021 the Company entered into a $30,000 Promissory Note Agreement at 24% interest with Coral Investment Partners, LP (“CIP”). CIP’s general partner is owned by Erik Nelson who is also the CEO of the Company. On March 31, 2022, CIP increased its Promissory Note to $50,000 by funding another $20,000 loan to the Company. As of June 30, 2022 the balance due to CIP was $50,000 plus $8,807 in accrued interest.

NOTE 6 – EQUITY

The Company has authorized 200,000,000 shares of par value $0.0001 common stock. As of June 30, 2022 and December 31, 2021 the Company had 140,790,867 and 140,790,867 common shares issued and outstanding, respectively. On June 18, 2021 CIP purchased 100,000,000 shares of common stock for $1,000 and 100,000,000 warrants for $1,000, for a total of $2,000. The common shares were valued at $0.0002 which was the quoted stock market price of the Company’s common stock, as of the date of purchase, or $20,000. As a result, the Company recorded $19,000 in stock based compensation on its Statement of Operations.

NOTE 7 – SUBSEQUENT EVENTS

Subsequent to June 30, 2022, CIP advanced an additional $40,000 to the Company, which increased the principal amount owed CIP to $90,000.

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